UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2014

ACCURAY INCORPORATED

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace

Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 24, 2014, Accuray Incorporated (the “Company”) issued approximately $70.3 million aggregate principal amount of its 3.50% Series A Convertible Senior Notes due 2018 (the “New Notes”) to certain holders (the “Participating Holders”) of the Company’s outstanding 3.50% Convertible Senior Notes due 2018 (the “Old Notes”) and paid an aggregate of approximately $0.4 million in cash,  in exchange for approximately $70.3 million aggregate principal amount of Old Notes (the “Exchange”), pursuant to certain individually negotiated note exchange agreements (the “Note Exchange Agreements”) entered into with the Participating Holders on April 17, 2014. See the Company’s Current Report on Form 8-K filed on April 18, 2014 for a description of the Note Exchange Agreements.

In connection with the issuance of the New Notes in the Exchange, the Company entered into an Indenture (the “Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee. Additional information pertaining to the New Notes and the Indenture is contained in Item 2.03 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The New Notes are the Company’s senior unsecured obligations and rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the New Notes, equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated (including approximately $44.7 million aggregate principal amount of Old Notes that were not exchanged in the Exchange), effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The New Notes have the same interest rate, maturity and other terms as the Old Notes, except that the New Notes are convertible into cash, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) or a combination of cash and shares of Common Stock, at the Company’s option. See Accuray’s Current Report on Form 8-K filed on February 13, 2013 for a description of the Old Notes.

The foregoing descriptions of the New Notes and the Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the New Notes and the Indenture. A copy of the form of Indenture, including the form of the New Note, is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As the New Notes were exchanged by the Company through a private transaction with the Participating Holders that are accredited investors, the transaction was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the provisions of Section 4(a)(2) thereof. No sales of securities of the same class as the New Notes have been or are to be made by the Company by or through an underwriter at or about the same time as the Exchange for which the exemption is claimed. The Company did not receive any proceeds from the issuance of the New Notes.

The New Notes are convertible into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s option.

Additional information pertaining to the Exchange and the New Notes is contained in Items 1.01 and 2.03 and incorporated herein by reference.

The New Notes and the Common Stock issuable upon conversion of the New Notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
4.1	Indenture between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, dated April 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACCURAY INCORPORATED

	By:	/s/ Gregory E. Lichtwardt
Gregory E. Lichtwardt
Date: April 24, 2014	Executive Vice President, Operations and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, dated April 24, 2014.